UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM URGES SHAREHOLDERS TO FOLLOW RECOMMENDATION OF ISS, THE LEADING PROXY

ADVISORY FIRM, TO VOTE “FOR” MGM’S ENTIRE SLATE OF DIRECTOR NOMINEES

GLASS LEWIS APPROVES OF CURRENT MGM BOARD’S MIX OF SKILLS, EXPERIENCE AND

DIVERSITY THAT SPANS BUSINESS, GOVERNMENT, EXECUTIVE LEADERSHIP, GAMING,

LODGING AND PUBLIC-COMPANY DIRECTORSHIP

MGM URGES SHAREHOLDERS TO VOTE THE WHITE PROXY CARD

LAS VEGAS, Nevada – May 15, 2015 — MGM Resorts International (NYSE: MGM) today urged its shareholders to follow the recommendation of the leading independent proxy advisory firm, Institutional Shareholder Services Inc. (“ISS”), which advised MGM’s shareholders to vote the WHITE proxy card FOR the reelection of all eleven of MGM’s director nominees. MGM’s 2015 Annual Meeting will be held on May 28, 2015.

“MGM Resorts believes ISS is correct in its recommendation that MGM shareholders vote in favor of all our highly qualified and experienced director nominees. It is clear that ISS understands that MGM is performing well and that its Board has positioned the Company to deliver sustainable value to shareholders and is thoroughly considering MGM’s future strategic options. We are pleased that ISS, in coming to its conclusion that MGM has the right Board in place, took the time to meet with us and conduct an in-depth analysis of our business and our Board’s actions.”

The Company also responded to a report by proxy advisory firm, Glass Lewis, “While MGM notes Glass Lewis’ positive comments about the Board and management, we firmly believe that they have reached the wrong conclusion in recommending in favor of one L&B nominee. Oversight of a complex global gaming organization requires a Board with a diverse set of skills and expertise and replacing any of the targeted directors would alter the balanced and cohesive approach so vital to our continued success. The Board has made a firm commitment to continuing to conduct a thorough analysis of all of MGM’s strategic options and we believe our directors have the necessary expertise to execute this comprehensive evaluation. MGM’s Board has three directors representing 23% of MGM’s stock as of the record date and we believe this aligns our Board very clearly with the goals of delivering optimal performance and maximizing value for shareholders. We urge shareholders to discard any gold proxy cards from L&B.”

In recommending that shareholders support the Company’s entire slate of eleven director nominees, ISS stated in its May 13, 2015 report:

•	“As the dissident has not made a compelling case that change at the board level is warranted, votes on the management card for all management nominees are warranted.”

•	“This does not appear to be a board dismissive of emerging, and sometimes competing, strategic alternatives.”

•	“It is also significant that the company continues to invest in the future – including expanding domestically, with the National Harbor and Springfield projects, as well as internationally – but makes no all-in bet on a single project. Even a major project like MGM Cotai represents less than 15% of enterprise value.”

•	“On the REIT issue out of which this contest appears to have sprung, there is […] little evidence indicating the board is unduly resistant to the strategy, or unlikely to take appropriate action if it can enhance shareholder value.”

While MGM does not agree with Glass Lewis’ recommendation, it does agree with the following comments in the Glass Lewis report issued on May 14, 2015:

•	“[…] we don’t believe the Dissident has demonstrated that the election of all four of its nominees is either warranted or likely to result in a better balance of experiences and skills than currently exist on the board.”

•	“[…] we first note our general approval of the board’s current mix of skills and experience across diverse backgrounds spanning business, government, executive leadership, gaming, lodging and public-company directorship.”

•	“We recognize that the current board has overseen a period in which MGM has recovered from the depths of the financial crisis, strengthened the Company’s financial position and realized meaningful operational improvements.”

•	“[…] we believe that the board and management team are in the best position to decide whether these transactions are in the best interests of the Company and its shareholders.”

•	“[…] we note that MGM’s unaffected 1-year and 3-year TSR […], exceed the returns of Sands and Wynn. Specifically, MGM’s unaffected 3-year TSR of 36% compares to total returns of 7% and 17% for Sands and Wynn, respectively.”

•	“…in 2014 [MGM’s] U.S. operations generated the highest level of adjusted property EBITDA in six years, wholly-owned U.S. resorts achieved 17% total EBITDA growth over the last three years, and EBITDA margins have improved in each of the last four years. In light of these encouraging results, we believe the board and management team have offered a sufficient rebuttal to the Dissident’s concerns in this regard.”

MGM strongly recommends that shareholders vote on the WHITE proxy card to support the Company’s nominees at the upcoming Annual Meeting.

If you have any questions or require assistance voting your proxy,

please contact the Company’s proxy solicitor:

480 Washington Blvd – 26th Floor

Jersey City, New Jersey 07310

Toll-Free (866) 729-6818

Email: MGMResorts@Georgeson.com

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. The Company also owns 51 percent of MGM China Holdings Limited, which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Forward-Looking Statements

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. MGM has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding strategic transactions MGM may pursue in the future. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which MGM operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in MGM’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, MGM is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGM updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

Important Additional Information

MGM has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2015 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2015 Annual Meeting”) and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2015 Annual Meeting. STOCKHOLDERS ARE STRONGLY ADVISED TO READ MGM’s 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the 2015 proxy statement, any amendments or supplements to the proxy statement and other documents that MGM files with the SEC from the SEC’s website at www.sec.gov or MGM’s website at http://mgmresorts.investorroom.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

MGM, its directors, its executive officers and its nominees for election as director may be deemed participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2015 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of MGM’s stockholders in connection with the 2015 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of MGM’s stockholders generally, are set forth in MGM’s definitive proxy statement for the 2015 Annual Meeting on Schedule 14A that has been filed with the SEC and the other relevant documents filed with the SEC.

CONTACTS:

News Media

JIM BARRON/JARED LEVY/EMILY DEISSLER/BEN SPICEHANDLER

Sard Verbinnen & Co

(212) 687-8080

Investment Community

SARAH ROGERS

MGM Resorts International

Vice President, Investor Relations

(702) 693-8654

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